Exhibit 99.2

FOR IMMEDIATE RELEASE

March 30, 2006

CONTACT:	Ronald J. Domanico
Senior Vice President and
Chief Financial Officer
(770) 948-3101

CARAUSTAR INDUSTRIES, INC. TO REDEEM ALL OUTSTANDING SENIOR

SUBORDINATED NOTES DUE 2011; COMPLETES $145 MILLION SENIOR SECURED

CREDIT FACILITY

ATLANTA, Georgia - Caraustar Industries, Inc. (NASDAQ-NMS Symbol: CSAR) today announced that, as part of its strategic transformation plan, it has called for redemption all of its outstanding 9-7/8% Senior Subordinated Notes due 2011 (“the Notes”). The aggregate outstanding principal amount of the Notes is $257.5 million. In accordance with the terms of the Notes, the outstanding principal balance will be redeemed on May 1, 2006 at a price of $105.25 for each $100 of outstanding principal amount of Notes plus accrued and unpaid interest from April 1, 2006 to the redemption date. A notice of redemption is being sent to all registered holders of the Notes.

Caraustar also announced the completion of an amended and restated $145 million five-year senior secured credit facility, consisting of a $110 million revolver and a $35 million term loan. The senior credit facility is secured by substantially all assets of the company other than real property. Pricing is based on average borrowing availability as defined under the revolver. Drawings under the senior credit facility, together with available cash, will be used to fund the redemption of the Notes.

Caraustar, a recycled packaging company, is one of the world’s largest integrated manufacturers of converted recycled paperboard. Caraustar has developed its leadership position in the industry through diversification and integration from raw materials to finished products. Caraustar serves the four principal recycled boxboard product end-use markets: tubes, cores and composite cans; folding cartons; gypsum facing paper and miscellaneous other specialty paperboard products.

- More -

• P. O. BOX 115 • AUSTELL, GA 30168-0115

AUSTELL THREADMILL COMPLEX • 5000 AUSTELL-POWDER SPRINGS ROAD • SUITE 300

AUSTELL, GA 30106-3227 • PHONE 770•948•3101

www.caraustar.com

March 30, 2006

Caraustar Industries, Inc.

This press release includes “forward-looking statements” within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995. Statements that are not statements of historical fact, as well as statements including words such as “expect,” “intend,” “will,” “believe,” “estimate,” “project,” “budget,” “forecast,” “anticipate,” “plan,” “may,” “would,” “could,” “should,” “predicts,” “potential,” “continue,” and similar expressions are intended to identify such forward-looking statements. Forward-looking statements involve known and unknown risks, uncertainties, and other factors that may cause actual results, levels of activity, performance, or the company’s ability to achieve strategic or other objectives to differ materially from what the company has expressed or implied by such statements. Such risk factors include, among others: uncertainties as to the timing or satisfaction of conditions to closing of the company’s expected sale of its CRB mill system and specialty contract packaging businesses and its ability to sell other related facilities; the competitive environment in the paper industry and competition, customer and vendor responses to the company’s proposed strategic transformation plan; and uncertainties regarding the cost, availability or feasibility of expansion, technology, investment or acquisition opportunities that the company may desire to pursue. Additional risk factors relating to Caraustar that could cause actual results to differ from those expressed or implied by the company’s forward looking statements are discussed under “Risk Factors” and elsewhere in Caraustar’s most recent Form 10-K, as well as in its Forms 10-Q and 8-K filed with, or furnished to, the Securities and Exchange Commission from time to time. Caraustar undertakes no obligation to update any forward-looking statements and is not responsible for any changes made to this press release by wire or Internet services.

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